Exhibit (e)(xxvii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                             A S S I G N M E N T



      THIS ASSIGNMENT is entered into as of May 23, 2001 by and between Manufacturers and Traders Trust Company, a New York state chartered bank and
trust company ("M&T Bank") and M&T Securities, Inc., a      New York
corporation ("M&T Securities").

      WHEREAS, M&T Bank has entered into a Shareholder Services Agreement with Vision Group of Funds, dated November 8, 2000;

      WHEREAS, M&T Bank desires to assign its right, duties, and responsibilities under those Agreements to M&T Securities; and

      WHEREAS, M&T Securities desires to accept the assignment of this Agreement from M&T Bank;

      KNOW ALL MEN BY THESE PRESENTS:

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, M&T Bank does hereby assign all its rights, interests, and responsibilities under the Shareholder Services Agreement described above to M&T Securities, and M&T Securities does hereby accept such assignment.


      IN WITNESS WHEREOF, the parties hereto have cause this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.


                                    MANUFACTURERS AND TRADERS
                                    TRUST COMPANY



                                    By:  /s/ Kenneth G. Thompson
                                       ------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:   Vice President



                                    M&T SECURITIES, INC.


                                    By:  /s/ Carl Jordan
                                       ------------------------------
                                    Name:  Carl Jordan
                                    Title:  President



                                    FEDERATED SERVICES COMPANY

                                    By:  /s/ Beth S. Broderick
                                       ------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President